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                                                                      Exhibit 11

                              KAYDON CORPORATION
         CALCULATION OF PRIMARY AND FULLY  DILUTED EARNINGS PER SHARE
      THREE MONTHS AND NINE MONTHS ENDED SEPT 28, 1996 AND SEPT 30, 1995

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
                                                   THREE MONTHS ENDED                         NINE MONTHS ENDED
                                          Sept 28, 1996        Sept 30, 1995       Sept 28, 1996     Sept 30, 1995
                                          -------------        -------------       -------------     -------------
Primary Earnings Per Share:
--------------------------

Net income                                    $12,366,000         $9,415,000          $37,727,000        $28,166,000
                                              -----------         ----------          -----------        -----------


Weighted average common
  shares outstanding                           16,434,000         16,721,000           16,434,000         16,721,000

Net common shares issuable in respect
  to common stock equivalents, with
  a dilutive effect                               142,000             89,000              106,000             49,000
                                              -----------        -----------          -----------        -----------

Total weighted average common and
  common share equivalents                     16,576,000         16,810,000           16,540,000         16,770,000

Primary earnings per common share                   $0.75              $0.56                $2.28              $1.68


Fully Diluted Earnings Per Share:
--------------------------------

Net income                                    $12,366,000         $9,415,000          $37,727,000        $28,166,000
                                              -----------         ----------          -----------        -----------

Weighted average common
  shares outstanding                           16,434,000         16,721,000           16,434,000         16,721,000

Net common shares issuable in respect
  to common stock equivalents, with
  a dilutive effect                               145,000            100,000              116,000             60,000
                                              -----------        -----------          -----------        -----------

Total weighted average common and
  common share equivalents                     16,579,000         16,821,000           16,550,000         16,781,000

Fully diluted earnings per common share             $0.75              $0.56                $2.28              $1.68

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